Exhibit 99.1

DevvStream Holdings Inc. Announces Completion of Business Combination with Focus Impact Acquisition Corp.; Secures Up to US$43M of Additional Capital to Execute Growth Plans

Completion of the business combination makes DevvStream the first publicly traded carbon credit generation company on a major U.S. stock exchange

The combined entity will be renamed DevvStream Corp. and its shares are expected to commence trading on the Nasdaq at the market open on November 7, 2024 under the ticker “DEVS”

VANCOUVER, BC, November 6, 2024 – DevvStream Holdings Inc. (“DevvStream” or the “Company”) (CBOE: DESG) (OTCQB: DSTRF) (FSE: CQ0), a leading carbon credit project co-development and generation firm specializing in technology-based solutions, today announced that it has completed its previously announced business combination (the “Business Combination”) with Focus Impact Acquisition Corp. (“Focus Impact” or “FIAC”) and will be the first publicly traded carbon credit generation company listed on a major U.S. stock exchange.

In connection with the completion of the business combination, FIAC has been renamed DevvStream Corp. In addition, among other things, FIAC’s Class A common stock and Class B common stock issued and outstanding prior to completion of the business combination were converted into 0.9692 common shares of DevvStream Corp., and FIAC’s warrants issued and outstanding prior to completion of the business combination were converted into warrants of DevvStream Corp. to purchase 0.9692 common shares of DevvStream Corp. DevvStream Corp’s common shares are expected to commence trading on the Nasdaq under the new ticker symbol “DEVS” at the opening of trading on November 7, 2024.

Additionally, DevvStream has announced that it has secured access to up to $43 million in additional financing, a move aimed at accelerating its mission to democratize access to carbon markets. This funding will support DevvStream’s efforts to help organizations meet their climate and decarbonization targets while enhancing their financial stability.

“At DevvStream, we are deeply committed to executing our global growth strategy through advancing transparency and reliability in global carbon markets,” said Sunny Trinh, CEO and co-Founder of DevvStream. “This exciting transaction positions us extremely well to execute our accelerated growth plans as we work with partners and customers to drive further alignment between sustainability and profitability through expanded carbon market access. We look forward to our continued partnership with the FIAC team and delivering long-term value to all stakeholders.”

“We are tremendously excited to have completed our business combination with DevvStream as they continue strong progress toward their goal of making carbon markets accessible to organizations both large and small around the globe,” said Carl Stanton, CEO of Focus Impact. “We are extremely confident in the ability of DevvStream’s management team to deliver shareholder value by harnessing the full potential of the company’s systematic approach to the design, validation, and verification of technology-based carbon credits. We are excited to have contributed to the company’s rapid growth and are eager to continue partnering with Sunny and his team for many successful years ahead.”

Company Overview

Through DevvStream’s Carbon Management and Carbon Investment platforms, the Company is focused on the co-development and generation of technology-based carbon offset credits, in partnership with governments and corporations worldwide, across voluntary and compliance markets. These programs leverage a systematic approach to the process of generating high quality technology-based carbon credits by partnering with project owners to either directly invest as a co-developer, or execute project design, documentation, and certification efforts in exchange for a substantial portion of multi-year carbon credit streams.

Typical projects incur ongoing management and administrative costs during the contract term and generate recurring streams of carbon credits. Through a curated, technology-focused approach to the implementation of green technology projects, DevvStream aims to democratize access to carbon markets while helping governments and corporations worldwide meet their sustainability goals.

Since the announcement of the business combination with FIAC in September 2023, DevvStream has accelerated its global commercial progress and market strategy with several announcements and partnerships:

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Acquired 50% Equity Stake in Carbon Sequestration Hub Facility: Closed a transaction with Monroe Sequestration Partners LLC (“MSP”), a subsidiary of Crestmont Investments LLC, whereby DevvStream acquired a 50% equity stake in MSP and its carbon sequestration operations. Funded by Crestmont, MSP is working within the geographic area and geologic formations capable of carbon storage for a legacy oil and gas field—covering 425 square-miles across 3 parishes in northern Louisiana—to develop one of the largest carbon sequestration reservoirs in the United States, with an estimated total storage capacity of 260 MMT of CO2, and capable of capturing a significant portion of the 30 million metric tons of CO2 emitted from local sources annually.

Revenues from the project are expected to be generated within a two-year timeframe via carbon sequestration federal tax credits—typically referred to as “45Q” credits, named for Section 45Q in the Internal Revenue Code—which currently sell for $85 per tonne of CO2 stored. Project revenues are also anticipated to be derived from the sale of voluntary carbon offset credits, as well as storage fees from accepted CO2 to be sequestered in the converted reservoir. Other potential revenues are projected to originate from timberland sequestration, stream bed remediation, and wetlands restoration.

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Signed a Definitive Agreement to Purchase 1.2 Million Carbon Credits for Conservation of 200,000 Hectares of Amazon Territory from the Ipixuna REDD+ Project: The Project is located in the Ipixuna Indigenous Territory of Brazil and is designed to enhance environmental conservation efforts, reduce GHG emissions caused by deforestation, and promote decent living conditions in the local villages inhabited by the indigenous Parintintin tribe. The Parintintin people own, manage, and document all Project activities Certified under the Cercarbono Certified Carbon Standard Program and listed on the EcoRegistry at https://www.ecoregistry.io/projects/125, the Project is expected to reduce emissions by 13,227,635 tCO2e during its 30-year life, an average of 440,921 tCO2e per year.

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Establishment of Electric Vehicle Charging Carbon Offset Program (“EVCCOP”): DevvStream’s EVCCOP enables electric vehicle (“EV”) charging partners to leverage charging station networks for the generation of high volumes of carbon credits to help fund network expansion efforts. By participating in DevvStream’s EVCCOP, partners receive a majority of the net revenues generated by the sale of carbon credits on an annual basis, reflecting the emission reductions (measured in tonnes of CO2e) generated by their chargers, with DevvStream in turn retaining a portion of the carbon credits generated in exchange for services related to the development and monetization of carbon credits from EV charging stations. In the past year, DevvStream has enrolled OK2Charge, E-Fill Electric LLC, Green Energy Technology, and Go-Station in the EVCCOP.

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Expansion of Buildings and Facilities Carbon Offset Program (“BFCOP”): The BFCOP is a first-of-its-kind project which aims to designed to help building owners in the US and Canada generate carbon credit revenue via energy efficiencies and the use of renewable power. Residential, commercial, and institutional buildings, both new and retrofit, are eligible for the program.

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), served as exclusive financial advisor, lead capital markets advisor to Focus Impact. Morrison & Foerster LLP and McMillan LLP served as legal counsel to DevvStream. Kirkland & Ellis LLP and Stikeman Elliott LLP served as legal counsel to Focus Impact.

About DevvStream

Founded in 2021, DevvStream is a leading authority in the use of technology in carbon project development. The Company's mission is to create alignment between sustainability and profitability, helping organizations achieve their climate initiatives while directly improving their financial health. With a pipeline of over 140 technology-based projects worldwide, DevvStream makes it simple for corporations and governments to address their net-zero goals while generating premium carbon credits in the process. DevvStream takes a programmatic approach to evaluating project opportunities, and co-develops projects spanning energy-efficient buildings, facilities and homes, industrial facilities, LED systems, EV charging stations, and technologies to seal oil wells. The Company's end-to-end proprietary solution removes the risk and complexity from every step, allowing organizations to move from project ideation to credit monetization with ease. The result is a multi-year stream of carbon credit revenue that transforms sustainability into a financial investment. In addition, for organizations that need help to offset their most difficult-to-reduce emissions, we also provide premium carbon credits for purchase.

About Focus Impact Acquisition Corp.

Focus Impact Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

Certain statements in this news release may be considered forward-looking statements. Forward-looking statements are statements that are not historical facts and generally relate to future events or Focus Impact’s or DevvStream’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, Focus Impact’s, DevvStream’s and the combined company’s expectations with respect to future performance and anticipated financial impacts of the transaction, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Focus Impact and its management, and DevvStream and its management, as the case may be, are inherently uncertain and subject to material change. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) factors associated with companies, such as DevvStream, that are engaged in  carbon credit project co-development and generation, including anticipated trends, growth rates, and challengese in those businesses and in the markets in which they operate;(2) the outcome of any legal proceedings that may be instituted against Focus Impact, DevvStream, the combined company or others;  (3) the risk that the transaction disrupts current plans and operations of the combined company as a result of the announcement and consummation of the transaction; (4) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; (5) costs related to the transaction; (6) changes in applicable laws or regulations; (7) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (8) Focus Impact’s estimates of expenses and profitability and underlying assumptions with respect to purchase price and other adjustments; (9) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement on Form S-4 that includes a proxy statement and prospectus of Focus Impact (as amended, the “proxy statement/prospectus”), first filed with the SEC on December 4, 2023, as amended from time to time, and other filings with the SEC; and (10) certain other risks identified and discussed in DevvStream’s Annual Information Form for the year ended July 31, 2023, and DevvStream’s other public filings with Canadian securities regulatory authorities, available on DevvStream’s profile on SEDAR at www.sedarplus.ca.

These forward-looking statements are expressed in good faith, and Focus Impact, DevvStream and the combined company believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and none of Focus Impact, DevvStream or the combined company is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Focus Impact has filed or the combined company will file from time to time with the SEC and DevvStream’s public filings with Canadian securities regulatory authorities. This news release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Focus Impact or DevvStream and is not intended to form the basis of an investment decision in Focus Impact or DevvStream. All subsequent written and oral forward-looking statements concerning Focus Impact and DevvStream, the transaction or other matters and attributable to Focus Impact and DevvStream or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

On Behalf of the Board of Directors,
Sunny Trinh, CEO

DevvStream Media & Investor Contacts
DevvStream@icrinc.com
info@fcir.ca
Phone: (332) 242-4316